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                                                       EXHIBIT 12
                                                       ----------

                OVERSEAS SHIPHOLDING GROUP, INC.
               RATIO OF EARNINGS TO FIXED CHARGES
             For the six months ended June 30, 1997
                         (In thousands)
          Presented in connection with Amendment No. 1
filed on November 9, 1993 to Registration Statement No. 33-50441





Income before Federal income taxes                  $13,937

Adjustments of income related to
  companies owned less than 100%                        291

Interest expense                                     41,383

Proportionate share of interest of
  50% - owned companies                              16,396

Interest component of an operating
  lease                                                 622

Amortization of capitalized interest                  1,902
                                                    -------

  Earnings                                          $74,531
                                                    =======


Interest expense                                    $41,383

Proportionate share of fixed charges
  of 50% - owned companies                           17,307

Capitalized interest                                  1,326

Interest component of an operating
  lease                                                 622
                                                    -------

  Fixed charges                                     $60,638
                                                    =======

Ratio of earnings to fixed charges                    1.23X
                                                    =======